As filed with the Securities and Exchange Commission on June 18, 2010
Registration No. 333-167274

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act Of 1933

UROPLASTY, INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-1719250
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)
5420 Feltl Road
Minnetonka, MN 55343-7982
(952) 426-6140
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
David B. Kaysen
President and Chief Executive Officer
Uroplasty, Inc.
5420 Feltl Road
Minnetonka, MN 55343-7982
(952) 426-6140
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Thomas Martin, Esq.
Shawna Anderson, Esq.
Dorsey & Whitney LLP
50 South Sixth Street
Minneapolis, MN 55402
(612) 340-2600

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of each class of securities to be registered	registered (1)(2)	unit (1)(2)	price (1)(2)(3)	registration fee (4)
Common Stock, par value $.01 per share	—	—	—	—
Warrants	—	—	—	—
Total Securities	$50,000,000	100%	$50,000,000	$3565

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies. Securities registered hereby may be sold separately or together with other securities registered hereby.

(2)	The Registrant is registering an indeterminate aggregate offering price and number of shares of common stock and warrants of the Registrant as may from time to time be issued at currently indeterminable prices and as may be issuable upon conversion, exercise or exchange of any securities registered hereunder, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of any other securities.

(3)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).

(4)	Paid with the first filing of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 18, 2010

PROSPECTUS
UROPLASTY, INC.
$50,000,000
Common Stock
Warrants

     We may offer and sell, from time to time, in one or more offerings, together or separately, shares of our common stock and warrants exercisable for shares of our common stock. The aggregate initial offering price of the securities that we offer will not exceed $50,000,000.
     This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus, which may also add, update or change information contained in this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of the securities for which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in any prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement.
     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.
     Our common stock is listed on the NYSE Amex exchange and trades under the ticker symbol “UPI”. Our headquarters are located at 5420 Feltl Road, Minnetonka, Minnesota, 55343. Our telephone number is (952) 426-6140.

     Investing in our securities involves risks. You should refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2010.

     Urgent® PC and Macroplastique® are trademarks we own or license.
ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (SEC) using a shelf registration process on Form S-3. Under this shelf registration, we may sell the securities described in this prospectus separately or together with other securities. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering. You can read that registration statement at the SEC web site at http://www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information.”
     This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you invest.
     You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on its front cover.
     Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
RISK FACTORS
     An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended (the Exchange Act). You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS
     This prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus or any prospectus supplement may contain forward-looking statements about our financial condition, results of operations, plans, objectives, future performance and business. Statements that include words such as “may,” “will,” “expect,” “intend,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan” or similar expressions identify some of those forward-looking statements. The realization of matters expressed in forward-looking statements involve risks and uncertainties. Our actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in or incorporated by reference into this prospectus and any applicable prospectus supplement. Any forward-looking statement contained in this prospectus and the documents incorporated by reference speaks only as of the date on which the statement is made, and we undertake no obligation to update forward-looking statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New risks emerge from time to time, and we cannot predict all of the risks that may impact out business or the extent to which any particular risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statement.
UROPLASTY, INC.
     Uroplasty, Inc. is a medical device company that develops, manufactures and markets innovative, proprietary products for the treatment of voiding dysfunctions. Our primary focus is on growth in the U.S. market, which we entered in 2005. Prior to that, essentially all of our business was outside of the U.S. We believe the U.S. market presents a significant opportunity for growth in sales of our products.
     We offer the Urgent PC® system, which we believe is the only FDA-approved minimally invasive, office-based neurostimulation therapy for the treatment of urinary symptoms — urinary urgency, urinary frequency, and urge incontinence — often associated with overactive bladder. We have intellectual property rights relating to key aspects of our neurostimulation therapy, and we believe our intellectual property portfolio provides us a competitive advantage.
     We also offer Macroplastique®, a minimally invasive, implantable soft tissue urethral bulking agent for the treatment of adult female stress urinary incontinence. When Macroplastique is injected into tissue around the urethra, it stabilizes and “bulks” tissues, providing the surrounding muscles with increased capability to control the release of urine. We have sold Macroplastique for urological indications in over 40 countries outside the United States since 1991. In October 2006, we received from the FDA pre-market approval for the use of Macroplastique to treat adult female stress urinary incontinence. We began marketing Macroplastique in the United States in 2007.
     Our company was incorporated in Minnesota in 1992. Our headquarters are located at 5420 Feltl Road, Minnetonka, Minnesota, 55343. Our telephone number is (952) 426-6140. We maintain a web site at http://www.uroplasty.com. Information contained on our web site is not part of, and is not incorporated by reference into, this prospectus.
USE OF PROCEEDS
     Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include, among other things, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.

DESCRIPTION OF COMMON STOCK
     This section summarizes the general terms of the common stock that we may offer using this prospectus. The following description is only a summary and does not purport to be complete, and is qualified by reference to our restated articles of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.
General
     Under our restated articles of incorporation, we have authority to issue up to 40,000,000 shares of common stock, par value $0.01 per share. As of June 14, 2010, there were 15,887,440 shares of our common stock outstanding. Our common stock is not entitled to any conversion or redemption rights. Holders of our common stock do not have any preemptive right or other subscription rights to subscribe for additional securities we may issue. Our outstanding shares of common stock are, and any newly issued shares will be, fully paid and non-assessable.
Dividend Rights
     Holders of our common stock are entitled to receive such dividends as our board of directors may from time to time declare. We have never declared or paid cash dividends on our common stock. We currently intend to retain all future earnings, if any, for the operation and expansion of our business and, therefore, do not anticipate declaring or paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends on our common stock will be at the discretion of our board of directors and will depend upon our results of operations, earnings, capital requirements, financial condition, future prospects, contractual restrictions and other factors deemed relevant by our board of directors.
Voting and Liquidation Rights
     Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. Upon liquidation dissolution or winding up of our company, the holders of common stock are entitled to share equally, share for share, in our assets which are legally available for distribution, after payment of amounts payable to creditors.
Anti-Takeover Provisions in Our Restated Articles of Incorporation and the Minnesota Business Corporation Act
     Our restated articles of incorporation currently contain provisions that could make the acquisition of control of our company or the removal of our existing management more difficult. Specifically, we do not provide for cumulative voting for our directors, and we have a classified board of directors with each class serving a three-year term.
     We are governed by the provisions of Sections 302A.671, 302A.673 and 302A.675 of the Minnesota Business Corporation Act. These provisions may discourage a negotiated acquisition or unsolicited takeover of us and deprive our shareholders of an opportunity to sell their shares at a premium over the market price.
     In general, Section 302A.671 provides that a public Minnesota corporation’s shares acquired in a control share acquisition have no voting rights unless voting rights are approved in a prescribed manner. A “control share acquisition” is a direct or indirect acquisition of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors.

     In general, Section 302A.673 prohibits a public Minnesota corporation from engaging in a business combination with an interested shareholder for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. The term “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who is the beneficial owner, directly or indirectly, of 10% or more of a corporation’s voting stock, or who is an affiliate or associate of the corporation, and who, at any time within four years before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the corporation’s voting stock. Section 302A.673 does not apply if a committee of our board of directors consisting of one or more of our disinterested directors (excluding directors who are our current and former officers and employees) approves the proposed transaction or the interested shareholder’s acquisition of shares before the share acquisition date, or on the share acquisition date but before the interested shareholder becomes an interested shareholder.
     If a takeover offer is made for our stock, Section 302A.675 of the Minnesota Business Corporation Act precludes the offeror from acquiring additional shares of stock (including in acquisitions pursuant to mergers, consolidations or statutory share exchanges) within two years following the completion of the takeover offer, unless shareholders selling their shares in the later acquisition are given the opportunity to sell their shares on terms that are substantially the same as those contained in the earlier takeover offer. A “takeover offer” is a tender offer which results in an offeror who owned ten percent or less of a class of our shares acquiring more than 10% of that class, or which results in the offeror increasing its beneficial ownership of a class of our shares by more than 10% of the class, if the offeror owned 10% or more of the class before the takeover offer. Section 302A.675 does not apply if a committee of our board of directors approves the proposed acquisition before any shares are acquired pursuant to the earlier tender offer. The committee must consist solely of directors who were directors or nominees for our board of directors at the time of the first public announcement of the takeover offer, and who are not our current or former officers and employees, offerors, affiliates or associates of the offeror or nominees for our board of directors by the offeror or an affiliate or associate of the offeror.
Listing
     Our common stock is listed on the NYSE Amex exchange and trades under the ticker symbol “UPI”.
Transfer Agent
     The transfer agent and registrar for our common stock is StockTrans, Inc.
DESCRIPTION OF WARRANTS
     This section summarizes the general terms and provisions of the warrants represented by warrant agreements and warrant certificates that we may offer using this prospectus. The warrants may be issued for the purchase of shares of common stock. The following description is only a summary and does not purport to be complete. You must look at the applicable forms of warrant agreement and warrant certificate for a full understanding of the specific terms of any warrant. The forms of the warrant agreement and the warrant certificate will be filed or incorporated by reference as exhibits to the registration statement to which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.
     A prospectus supplement will describe the specific terms of the warrants offered under that prospectus supplement, including any of the terms in this section that will not apply to those securities warrants, and any special considerations, including tax considerations, applicable to investing in those securities warrants.

General
     We may issue warrants alone or together with other securities offered by the applicable prospectus supplement. Warrants may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders or beneficial owners of the warrants.
     The prospectus supplement relating to any warrants that we offer using this prospectus will describe the following terms of those warrants, if applicable:
•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	the total number of shares that may be purchased if all of the holders exercise the warrants;

•	the number of shares of common stock that may be purchased if a holder exercises any one warrant;

•	if applicable, the designation and terms of any series of securities with which the warrants are being offered, and the number of warrants offered with each security;

•	if applicable, the date on and after which the holder of the warrants can transfer them separately from the related series of securities;

•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•	the triggering event and the terms upon which the exercise price and the number of underlying securities that the securities warrants are exercisable into may be adjusted;

•	whether the warrants will be issued in registered or bearer form;

•	the identity of any warrant agent with respect to the warrants and the terms of the warrant agency agreement with that warrant agent;

•	a discussion of material U.S. federal income tax consequences;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
     A holder of warrants may:
•	exchange them for new warrants of different denominations;

•	present them for registration of transfer, if they are in registered form; and

•	exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.
     Until the warrants are exercised, holders of the warrants will not have any of the rights of holders of the underlying securities.
Exercise of Warrants
     Each holder of a warrant is entitled to purchase the number of shares of common stock at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.
     Holders of warrants may exercise them by
•	delivering to the warrant agent the payment required to purchase the underlying securities, as stated in the applicable prospectus supplement;

•	properly completing and signing the reverse side of their warrant certificate(s), if any, or other exercise documentation; and

•	delivering their warrant certificate(s), if any, or other exercise documentation to the warrant agent within the time specified by the applicable prospectus supplement.
     If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. As soon as practicable after you have completed these procedures, we will issue and deliver to you the shares of common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, we will issue to you a new warrant certificate for the unexercised amount of warrants.
Amendments and Supplements to Warrant Agreements
     We may amend or supplement a warrant agreement or warrant certificates without the consent of the holders of the warrants if the changes are not inconsistent with the provisions of the warrants and do not adversely affect the interests of the holders.
PLAN OF DISTRIBUTION
     We may offer and sell the securities:
•	through underwriters;

•	through dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through some combination of these methods.
     We may distribute the securities from time to time in one or more transactions:
•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
     The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including:
•	the names of the underwriters, dealers or agents, if any;

•	the terms of the securities being offered, including the purchase price of the securities and the net proceeds to us;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us; and

•	any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.
     If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless the applicable prospectus supplement specifies otherwise, the obligations of the underwriters or agents to purchase the securities will be subject to some conditions. The underwriters will be obligated to purchase all the offered securities if any of the securities are purchased.
     If a dealer is utilized in the sale of any securities offered by this prospectus, we will sell those securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
     We may also sell securities offered by this prospectus through agents. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.
     We may also directly sell securities offered by this prospectus. In this case, no underwriters, dealers or agents would be involved.
     Underwriters, dealers and agents that participate in the distribution of the securities offered by this prospectus may be deemed underwriters under the Securities Act of 1933, as amended (the

Securities Act) and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
     If the applicable prospectus supplement so indicates, we will authorize agents, underwriters or dealers to solicit offers by some specified institutions to purchase offered securities from us at the public offering price specified in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions stated in the prospectus supplement, and the prospectus supplement will specify the commission payable for solicitation of the contracts.
     Under agreements entered into with us, agents and underwriters who participate in the distribution of the offered securities may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act or to contribution regarding payments that the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
     Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice.
     In connection with an offering of our securities, underwriters, dealers or agents may purchase and sell them in the open market. These transactions may include stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of some bids or purchases for the purpose of preventing or slowing a decline in the market price of the securities, and syndicate short positions involve the sale by the underwriters or agents of a greater number of securities than they are required to purchase from us in the offering. Underwriters may also impose a penalty bid, which means that the underwriting syndicate may reclaim selling concessions allowed to syndicate members or other broker dealers who sell securities in the offering for their account if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time without notice. These transactions may be affected on any securities exchange on which the securities may be listed, in the over-the-counter market or otherwise.
     Securities we offer using this prospectus may be new issues of securities with no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
VALIDITY OF SECURITIES
     The validity of the securities offered by this prospectus will be passed upon for us by Dorsey & Whitney LLP. Any underwriter will also be advised about legal matters by its own counsel, which will be named in the applicable prospectus supplement.

EXPERTS
     The consolidated financial statements and schedule incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges.
     The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	Our Annual Report on Form 10-K for the year ended March 31, 2010;

•	Our Current Report on Form 8-K filed May 27, 2010;

•	Amendment No. 1 to our Form 10-K for the year ended May 31, 2010 filed June 18, 2010; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed September 29, 2005, including any amendment or reports filed for the purpose of updating such description, and in any other registration statement or report filed by us under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also are incorporating by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the filing of a post-effective amendment to that registration statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes more dated information.
     You can obtain a copy of any documents which are incorporated by reference in this prospectus or any prospectus supplement, at no cost, by writing or telephoning us at:
Investor Relations
Uroplasty, Inc.
5420 Feltl Road
Minnetonka, MN 55343-7982
(952) 426-6140
     You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement relating to the offered securities. We have not authorized anyone to provide you with different information. We are not offering to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

UROPLASTY, INC.
Common Stock
Warrants

PROSPECTUS

                                        , 2010

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The expenses in connection with the offering described in this Registration Statement, other than underwriting discounts and commissions, are:

SEC registration fee		$3,565
Legal fees and expenses		*
Printing expenses		*
Accountants’ fees and expenses		*
Miscellaneous expenses		*

Total	$	*

*	These fees and expenses will be determined based on the number of issuances and amount and type of securities issued. Accordingly, they cannot be estimated at this time and will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
     Section 302A.521 of the Minnesota Business Corporation Act contains detailed provisions for indemnification of directors and officers of domestic or foreign corporations under certain circumstances and subject to certain limitations. Our bylaws provide that we shall indemnify all officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by Minnesota Statutes, Section 302A.521, as now enacted or hereafter amended.
     Our restated articles of incorporation provide that our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duty, except to the extent otherwise not permitted under Section 302A.251 of the Minnesota Business Corporation Act. This provision will not prevent our shareholders from obtaining injunctive or other relief against our directors nor does it shield our directors from liability under federal or state securities laws.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the Securities Act) may be permitted to our directors, officers and controlling persons in accordance with the provisions contained in our restated articles of incorporation and bylaws, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
     We have obtained insurance policies indemnifying us and our directors and officers against certain civil liabilities and related expenses.
Item 16. Exhibits.

Exhibit
Number	Description of Exhibit
1.1*	Form of Underwriting Agreement, if any

4.1	Amended & Restated ByLaws of Uroplasty, Inc. (Incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-K filed dated November 20, 2009)

4.2	Restated Articles of Incorporation of Uroplasty, Inc . (Incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form SB-2 filed October 18, 2007 (File No. 333-146787))

4.3	Form of Stock Certificate representing shares of Uroplasty, Inc.’s Common Stock (Incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form 10SB 12G filed July 10, 1996)

4.4*	Form of Warrant Agreement (Including form of Warrant Certificate), if any

Exhibit
Number	Description of Exhibit
4.5	Form of Selling Agent’s Warrant (Incorporated by reference to Exhibit 4.3 to Registrant’s Form SB-2/A 1 filed November 27, 2006 (File No. 333-138267))

4.6	Form of Registration Rights Agreement, dated as of August 7, 2006, by and among Uroplasty, Inc. and the investors identified named therein (Incorporated by reference to Exhibit 10.34 to Registrant’s Form 8-K filed August 8, 2006)

4.7	Form of Warrant dated August 7, 2006 (Incorporated by reference to Exhibit 10.33 to the Registrant’s From 8-K filed August 8, 2006)

5.1**	Opinion of Dorsey & Whitney LLP

23.1***	Consent of Grant Thornton LLP

23.2**	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included on signature page)

*	To be filed by amendment or pursuant to report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

**	Included with the first filing of this Registration Statement.

***	Filed herewith.

Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of the securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 18th day of June, 2010.

UROPLASTY, INC.
By:	/s/ DAVID B. KAYSEN
David B. Kaysen
President, and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ DAVID B. KAYSEN		June 18, 2010
David B. Kaysen	President, Chief Executive Officer and
Director (Principal Executive Officer)

/s/ MAHEDI A. JIWANI		June 18, 2010
Mahedi A. Jiwani	Vice President, Chief Financial Officer
and Treasurer (Principal Financial Officer
and Principal Accounting Officer)

R. Patrick Maxwell*	Chairman of the Board of Directors

Thomas E. Jamison*	Director

Lee A. Jones*	Director

James P. Stauner*	Director

Sven A. Wehrwein*	Director

By	/s/ MAHEDI A. JIWANI	Date: June 18, 2010
Mahedi A. Jiwani, attorney in fact

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
23.1	Consent of Grant Thornton LLP